Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 2-77475, File No. 2-90698, File No. 33-7018, File No. 33-14179, File No. 33-32140, File No. 33-32141, File No. 33-33614, File No. 33-38674, File No. 33-38675, File No. 33-51683, File No. 33-51685, File No. 33-57457, File No. 33-57459, File No. 33-65245, File No. 33-65247, File No. 333- 48363, File No. 333-48341, File No. 333-71455, File No. 333-30972, File No. 333-54230, File No. 333-75734, File No. 333-102051, File No. 333-106163, File No. 333-111814, File No. 333-121379, File No. 333-147977 and File No. 333-153548) pertaining to the STI 2000 Stock Option Plan, 2001 Stock Plan, 1999 Stock Plan, 1993 Employees’ Stock Purchase Plan, 1995 LTX (Europe) Ltd. Approved Stock Option Plan, 1990 Stock Option Plan, 1990 Incentive Stock Option Plan, 1990 Employees’ Stock Purchase Plan, 1983 Employees’ Stock Purchase Plan, 1983 Non-Qualified Stock Option Plan, 1981 Incentive Stock Option Plan, 2004 Employee Stock Purchase Plan, 2004 Stock Plan and Credence Systems Corporation 2005 Stock Incentive Plan of LTX-Credence Corporation (formerly LTX Corporation) of our reports dated October 14, 2008, with respect to the consolidated financial statements and schedule of LTX-Credence Corporation (formerly LTX Corporation) and the effectiveness of internal control over financial reporting of LTX-Credence Corporation (formerly LTX Corporation) included in this Annual Report (Form 10-K) for the year ended July 31, 2008.

/s/ Ernst & Young LLP

Boston, Massachusetts

October 14, 2008